UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2005

West Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21771 (Commission File Number)	47-0777362 (IRS Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska (Address of principal executive offices)	68154 (Zip Code)
Registrant’s telephone number, including area code: (402) 963-1200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 30, 2005, the Board of Directors of West Corporation (the “Company”) approved changes to its compensation plan for its independent directors. In addition to such other compensation as has previously been approved for the independent directors (including the annual retainer of $45,000, a payment of $12,000 for attendance at the Company’s annual financial review meeting) as of January 1, 2006, the independent directors’ will also receive $1,000 for each Board meeting (other than the scheduled Board meetings as agreed upon annually by the Board) and each special committee meeting (other than audit committee or compensation committee meetings) attended. The Board also approved the participation of such directors in the Company’s health and dental plans.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION
By:	/s/ Paul M. Mendlik
Paul M. Mendlik
Chief Financial Officer

Date: December 30, 2005